EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT, dated as of May 26th 2006 by and between Wi-Tron, Inc., a Delaware corporation, with offices located at 59 LaGrange St, Raritan, NJ 08869 (the "Company"), and Joseph K. Nordgaard, an individual residing at 63 Lake Ave, Fair Haven, NJ 07704 (the "Executive").

      WHEREAS, the Company desires to secure the unique experience, ability and services of the Executive upon the terms and conditions hereinafter set forth and to prevent any other competitive business from securing his services;

      WHEREAS, the Executive desires to render services to the Company upon the terms and conditions hereinafter set forth; and

      NOW, THEREFORE, the parties mutually agree as follows:

1. Employment. The Company hereby employs Executive and the Executive hereby accepts such employment, as the Chief Executive Officer (CEO) of the Company, subject to the terms and conditions set forth in this Agreement.

2. Duties. The Executive shall serve as CEO of the Company and shall properly perform such duties as may be assigned to him from time to time by the Board of Directors of the Company. The Executive shall serve on the Board of Directors without additional compensation. During the term of this Agreement, the Executive shall devote a substantial portion of his business time to the performance of his duties while still allowing the Executive the flexibility to continue previously established relationships which directly support Wi-Tron's interest, including the Executive's Business Development work with Wi-Tron's customer, Cellvine, and the IA450 International Association for which the Executive remains a board member. Executive agrees to be examined by a physician at the Company's expense in order for the Company to obtain a key man life insurance policy in an amount not to exceed $1,000,000 upon terms and conditions acceptable to the Company. The company will also obtain $3,000,000 of executive insurance to insure the individual from personal liabilities.

3. Term of Employment. The term of the Executive's employment shall be for a period of three years commencing on May 31, 2006, subject to earlier termination by the parties pursuant to Sections 4, 6 and 7 hereof. The Term of this Agreement shall be automatically extended for additional one (1) year renewals, unless either party notifies to other in writing at least ninety (90) days prior to the expiration of the then existing Term of its intention not to extend the Term.


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4. Compensation of Executive.

      4.1  Salary.

      (a) Company shall pay to Executive the following a monthly based compensation for his services hereunder, less such deductions as shall be required to be withheld by applicable law and regulations: a base salary of $130,000 a year (the "Base Salary"). All salaries payable to Executive shall be paid at such regular monthly interval at the end of each month worked.

      (b) Company shall issue to Executive options upon signing for the purchase of 900,000 Incentive Stock Options exercisable at a price determined pursuant to the Company's 2005 Stock Option Plan, and 1,100,000 stock options exercisable at $0.20 per share that shall vest immediately; and

      (c) Company shall award additional options as follows:

            o January 31, 2007, 1,000,000 at 20% below the median of the share closing prices for the month on January 2007, vesting December 2007.

            o Upon the successful closing of first contract worth $5,000,000 or more, the company will issue 1,000,000 at the median closing price for the thirty-day prior to the announcement of the contract.

            o Additional stock options will be issued in 2007, subject to Board approval and based on the overall performance of the company.

      4.2 Back Payments. Prior to signing this agreement, the Company shall pay all back invoices and expenses accrued while the Executive served as a consultant for the Company. This includes all accrued compensation and normal and customary expenses prior to June 1, 2006.

      4.3 Discretionary Bonus. During the Term and in addition to the annual salary set forth in Section 4.1 above, the Executive shall be entitled to such bonus compensation as the Board of Directors of the Company may determine from time to time in its sole discretion payable in cash, options and/or in capital stock of the Company.

      4.4 Expenses. During the Term, the Company shall provide the Executive for all reasonable and necessary business travel expenses and other bona fide disbursements incurred by the Executive on behalf of the Company, in performance of the Executive's duties hereunder.

      4.5 Benefits. The Executive shall be permitted during the Term to participate in any hospitalization or disability insurance plans, health programs, pension plans, bonus plans or similar benefits that may be available to other executives of the Company to the extent the Executive is eligible under the terms of such plans or programs. The Company agrees to provide the Executive with a paid health insurance plan.


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      4.6  Change of Control.

      (a) In the event that there occurs a "Change of Control" (as defined below) during the term of this Agreement and as a result thereof the Executive resigns or this Agreement is terminated, the Company expressly agrees that upon such resignation or termination, the Company shall pay to the Executive a sum equal to one year salary. As used herein, the term "Change of Control" shall mean, subject to
           Section 4.6(b) hereof, either

      (i) a sale of all or substantially all of the assets of the Company other than by way of a public offering of the Company's securities,

      (ii) a merger or consolidation of the Company, whereby the holders of equity securities of the Company prior to the transaction, hold less than 50% of the total voting power of the surviving corporation, or

      (iii)the sale or transfer of shares of the Company by the Company and/or any one or more of its shareholders, in one transaction or a series of transactions, to one or more parties under circumstances whereby the holders of equity securities of the Company prior to the transaction, hold less than 50% of the total voting power of the surviving corporation.

      (b) Notwithstanding anything set forth herein to the contrary, in the event that the Executive, as a member of the Company's Board of Directors, votes in favor of any of the transactions described in either Section 4.7(i) or 4.7(ii) below, then in such event, there shall not be deemed to have occurred a "Change of Control" for the purposes of this Agreement.

      4.7 Acceleration of Compensation. In the event that either: (i) a tender offer for shares of the Company's Common Stock is made, which tender is not approved by the Company's Board of Directors and a majority of the Company's outstanding stock is tendered thereunder, or (ii) a Board of Directors, not recommended by management is empaneled, then and in either of those events, six months salary will be awarded to the Executive and all options will immediately vest.

5. Vacations. The Executive shall be entitled to a vacation of three (3) weeks for the remainder of 2006 and four (4) weeks per calendar year from then on, during which period his salary shall be paid in full. The Executive shall take his vacation at such time or times as the Executive and the Company shall determine is mutually convenient.

6. Disability of the Executive. If the Executive is incapacitated or disabled by accident, sickness or otherwise (including, without limitation, as a result of abuse of alcohol or other drugs or controlled substances) so as to render the Executive mentally or physically incapable of performing the services required to be performed under this Agreement for a period of one hundred twenty (120) consecutive days or longer or for any one hundred eighty (180) days in any period of three hundred sixty (360) consecutive days (a "Disability"), the Company may, at that time or any time thereafter, at its option, terminate the employment of the Executive under this Agreement immediately upon giving the Executive notice to that effect. In the event of the Disability of the Executive, the Executive shall receive severance compensation equal to six months salary.


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7. Termination.

      7.1 Termination for Cause. The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement at any time for Cause (as hereinafter defined) by giving the Executive notice of such termination, with reasonable specificity of the details thereof. "Cause" shall mean (i) the Executive's legal misconduct could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (ii) the Executive's disregard of lawful instructions of the Company's Board of Directors consistent with the Executive's position relating to the business of the Company or neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (iii) the commission by the Executive of an act constituting common law fraud, or a felony, or criminal act against the Company or any affiliate thereof or any of the assets of any of them, (iv) conviction of a crime involving moral turpitude or (v) the Executive's material breach of any of the agreements contained herein. A termination pursuant to Section 7.1(i), (ii)or (v) shall take effect fifteen (15) days after the giving of the notice contemplated hereby unless the Executive shall, during such fifteen (15) day period, remedy to the satisfaction of the Board of Directors of the Company the misconduct, disregard or breach specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Board of Directors of the Company shall, in its sole discretion, have determined that such misconduct, disregard or breach is not remediable (which determination shall be stated in such notice). A termination pursuant to Section 7.1(iii) or
(iv) shall take effect immediately upon the giving of the notice contemplated hereby.

      7.2 Termination without Cause. The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement (except as hereinafter provided) at any time during the Term without Cause (hereinafter, "Not for Cause") by giving the Executive written notice of such termination, to be effective fifteen (15) days following the giving of such written notice.

      7.3 Termination for Good Reason; Resignation. The Executive may (i) resign or (ii) terminate his employment and all of his obligations under this Agreement at any time during the Term for Good Reason (as hereinafter defined) by giving the Company notice of such termination, with reasonable specificity of the details thereof, to be effective fifteen (15) days following the giving of such written notice. Good Reason shall mean the occurrence of any of the following events or conditions:

      (i) (A) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or (B) any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or (ii) any failure by


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the Company to comply with the  provisions of Section 4 or 5 of this  Agreement, other than an insubstantial and inadvertent failure which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or
(iii) the Company's requiring the Executive to be based at any office or location outside a fifteen (15) mile radius from the Company's principal executive offices, except for travel reasonably required in the performance of the Executive's responsibilities; or (iv) any purported termination by the Company of the Executive's employment otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement.

      For purposes of this subsection, any good faith determination of Good Reason made by the Executive shall be conclusive.

      For convenience of reference, the date upon which any termination of the employment of the Executive pursuant to Sections 6 or 7 shall be effective shall be hereinafter referred to as the "Termination Date".

8. Effect of Termination of Employment.

      (a) Upon the termination of the Executive's employment for Cause, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive (i) two months salary; and (ii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed, as provided in Section 4.4 (the "Expense Reimbursement Amount").

      (b) Upon the termination of the Executive's employment by the Company Not for Cause or by the Executive for Good Reason, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive (i) the unpaid portion of the Base Salary computed on a pro rata basis to the close of the calendar month in which the Executive is terminated (the "Unpaid Salary Amount"), (ii) the Expense Reimbursement Amount and (iii) six months additional severance payment.

      (c) In the event the Executive resigns from the employment by the Company prior to the end of the Term, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or claims against the Company arising out of this Agreement except the right to receive (i) the Unpaid Salary Amount, and (ii) the Expense Reimbursement Amount.

      Notwithstanding the preceding provisions of this Section 8, in the event the payments to be received by the Executive would constitute an "excess parachute payment" under the Internal Revenue Code of 1986, and applicable regulations as then in effect, then such payments shall be reduced accordingly so as not to constitute an "excess parachute payment."


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9. Disclosure of Confidential Information.  The Executive recognizes that he has had and will continue to have access to secret and confidential information regarding the Company, including but not limited to its customer list, products,
formulae,   know-how,   and  business   and   marketing   plans   ("Confidential
Information"). The Executive acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by his in confidence. In consideration of the obligations undertaken by the Company herein, the Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any Confidential Information acquired by the Executive during the course of his employment. The provisions of this Section 9 shall survive the Executive's employment hereunder for a period of three years.

10. Covenant Not To Compete.

      (a) The Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of Company that the Executive agree, and accordingly, the Executive does hereby agree that, except for and limited to the prior relationships and duties held by the Executive that are described in
Section 2 herein, he shall not, directly or indirectly, at any time during the term of the Agreement and the "Restricted Period" (as defined in Section 10(e) below):

      (i) except as provided in Subsection (c) below, be engaged in the linear power amplifier industry or provide technical assistance, advice or counseling regarding the linear power amplifier industry in any state in the United States or any other country in which the Company or any affiliate thereof is engaged in business, either on his own behalf or as an officer, director, stockholder, partner, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party; or

      (ii) employ or engage, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee or agent of Company or any affiliate thereof.

      (b) The Executive hereby agrees that he will not, directly or indirectly, for or on behalf of himself or any third party, at any time during the term of the Agreement and during the Restricted Period solicit any customers of the Company or any affiliate thereof.

      (c) If any of the restrictions contained in this Section 10 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.


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      (d)  This  Section 10 shall not be  construed  to prevent  Executive  from owning, directly or indirectly, in the aggregate, an amount not exceeding one percent (1%) of the issued and outstanding voting securities of any class of any company whose voting capital stock is traded on a national securities exchange or on the over-the-counter market other than securities of the Company.

      (e) The term "Restricted Period," as used in this Section 10, shall mean the period of the Executive's actual employment hereunder plus: (i) in the event that this Agreement expires or the Executive is terminated for Cause, the thirty six (36) months after the
           Termination Date or (ii) in the event that the Executive is terminated without Cause, for Good Reason or for a Disability, twelve
           (12) months after the Termination Date.

      (f) The provisions of this Section 10 shall survive the end of the Restricted Period as provided in Section 10(e) hereof.

11.    Miscellaneous.

      11.1 Injunctive Relief. The Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, the Executive agrees that any breach or threatened breach by him of Sections 9 or 10 of this Agreement shall entitle the Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

      11.2 Assignments. Neither the Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other.

      11.3 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Executive's employment by the Company, supersedes all prior understandings and agreements, whether oral or written, between the Executive and the Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.


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      11.4  Binding  Effect.  This  Agreement  shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

      11.5  Headings.   The  headings   contained  in  this  Agreement  are  for
convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      11.6 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

      11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to such State's conflicts of laws provisions and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of New Jersey, County of Somerset.

      11.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                               WI-TRON, INC

                               By: /s/ John Chase Lee
                                   -----------------------------
                                       John Chase Lee, President


                               /s/ Joseph K. Nordgaard
                               -------------------------
                               Joseph K. Nordgaard





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